UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 3, 2010

Motorola, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-7221	36-1115800
(Commission File Number)	(IRS Employer Identification No.)

1303 East Algonquin Road
Schaumburg, Illinois	60196
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 576-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Form 8-K presents previously reported selected GAAP financial information of Motorola, Inc. for fiscal years 2007, 2008 and 2009 in a reclassified format to reflect: 1) the revised presentation of the Company’s operating business segments as a result of a realigned business structure, and 2) the reclassification of certain costs, previously recorded as Corporate expenses, from Other and Eliminations to the operating business segments.  These changes do not affect the consolidated Motorola, Inc. amounts previously reported in the Company’s consolidated balance sheets or consolidated statements of operations, stockholders’ equity or cash flows in any prior period.  This Form 8-K is intended to assist investors in making comparisons of the Company’s historical financial information with future financial information.

The information in this Form 8-K that is furnished under “Item 2.02. Results of Operations and Financial Condition” and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 2.02  Results of Operations and Financial Condition

On February 11, 2010, Motorola, Inc. (the “Company”) announced that the Company is targeting the first quarter of 2011 for the completion of its planned separation into two independent, publicly traded companies.  The Company currently expects that, upon separation, one public company will be comprised of the Company’s Mobile Devices and Home businesses and the other public company will be comprised of the Company’s Enterprise Mobility Solutions and Networks businesses.  Dr. Sanjay K. Jha, co-chief executive officer of Motorola, Inc., will serve as chief executive officer of the Mobile Devices and Home business, and Mr. Gregory Q. Brown, co-chief executive officer of Motorola, Inc., will serve as chief executive officer of the Enterprise Mobility Solutions and Networks business.  As a result of this announcement, Motorola, Inc. has realigned its businesses as of the first quarter of 2010 and will now report financial results for the following four operating business segments:

•                  Mobile Devices:  This segment designs, manufactures, sells and services wireless handsets, including smartphones, with integrated software and accessory products, and licenses intellectual property.

•                  Home:  This segment designs, manufactures, sells, installs and services digital video, Internet Protocol video and broadcast network interactive set-tops, end-to-end video distribution systems, broadband access infrastructure platforms, and associated data and voice customer premise equipment for cable television and telecom service providers.

•                  Enterprise Mobility Solutions:  This segment designs, manufactures, sells, installs and services analog and digital two-way radios, wireless LAN and security products, voice and data communications products and systems for private networks, wireless broadband systems and end-to-end enterprise mobility solutions.

•                  Networks:  This segment designs, manufactures, sells, installs and services wireless network systems, including cellular infrastructure systems and wireless and wireline cable and cellular broadband systems, for wireless service providers.

Additionally, prior to the first quarter of 2010, certain costs, including some elements of share-based compensation, intangible assets amortization expense, business-related asset impairments and other Corporate expenses, were recorded at Corporate and included in Other and Eliminations.  In addition to the business realignment discussed above, effective as of the first quarter of 2010, the Company will allocate the costs described above to the operating business segments.

Accordingly, previously reported selected GAAP financial information of the Company for fiscal years 2007, 2008 and 2009 has been revised to reflect: 1) the revised presentation of the Company’s operating business segments resulting from the realigned business structure, and 2) the reclassification of the costs discussed above from Other and Eliminations to the operating business segments.  These changes do not affect the consolidated Motorola, Inc. amounts previously reported in the Company’s consolidated balance sheets or consolidated statements of operations, stockholders’ equity or cash flows in any prior period.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following is furnished as an Exhibit to this Report:

Exhibit 99.1       Revised Segment Information tables for fiscal years 2007, 2008 and 2009, by quarter and for each full year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOTOROLA, INC.

Date: April 5, 2010	By:	/s/ JOHN K. WOZNIAK
John K. Wozniak
Corporate Vice President
and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Document

99.1	Revised Segment Information tables for fiscal years 2007, 2008 and 2009, by quarter and for each full year.